Endorsement to Your CREF Unit-Annuity Certificate
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                        COLLEGE RETIREMENT EQUITIES FUND
                                     (CREF)
                 730 Third Avenue, New York, New York 10017-3206

ENDORSEMENT TO RETIREMENT UNIT-ANNUITY CERTIFICATE, SUPPLEMENTAL RETIREMENT UNIT-ANNUITY CERTIFICATE, GROUP RETIREMENT UNIT-ANNUITY CERTIFICATE, GROUP SUPPLEMENTAL RETIREMENT UNIT-ANNUITY CERTIFICATE, ROLLOVER INDIVIDUAL RETIREMENT UNIT-ANNUITY CERTIFICATE, MINIMUM DISTRIBUTION ANNUITY CERTIFICATE AND ACCUMULATION-UNIT DEPOSIT CERTIFICATE

This endorsement is part of your agreement with CREF, which also includes any prior endorsements. The purpose of an endorsement is to make changes to the provisions of your certificate. Please read this endorsement, then attach it to your certificate.

The Accounts provision is modified by adding the Growth and Equity Index Accounts, available as of July 1, 1994, as follows:

Accounts.  CREF   maintains  the  following   seven  investment  Accounts,  each
with  its own  distinct  investment portfolio:

         The CREF Stock Account maintains a broadly diversified portfolio consisting primarily of common stocks.

         The  CREF  Money  Market  Account  maintains  a  portfolio   consisting
         primarily of short-term debt securities and money market instruments.

         The CREF Bond Market Account maintains a portfolio consisting primarily of investment grade fixed income securities.

         The CREF Social Choice Account maintains a portfolio consisting primarily of common stocks, investment grade fixed income securities, and short-term debt securities.

         The CREF Global Equities Account maintains a broadly diversified portfolio consisting primarily of foreign and domestic common stocks.

         The CREF Growth Account maintains a portfolio consisting primarily of common stocks that present the opportunity for exceptional growth.

         The  CREF  Equity  Index  Account  maintains  a  portfolio   consisting
         primarily of domestic stocks selected to track the overall U.S. stock market.

In the future, CREF may establish other Accounts with other investment portfolios.

                                                            /s/John H. Biggs
                                                               -------------
                                                               Chairman and
                                                         Chief Executive Officer